    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 28, 2004

                                                           REGISTRATION NO. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            ------------------------

                         NORTHSTAR REALTY FINANCE CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  MARYLAND                            11-3707493
      (STATE OR OTHER JURISDICTION OF              (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)             IDENTIFICATION NO.)

                         527 MADISON AVENUE, 16TH FLOOR
                            NEW YORK, NEW YORK 10022
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

        NORTHSTAR REALTY FINANCE CORP. 2004 OMNIBUS STOCK INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                 --------------

                                 MARK E. CHERTOK
                             CHIEF FINANCIAL OFFICER
                         527 MADISON AVENUE, 16TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 319-3400
          (NAME AND ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                 --------------

                                            CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                PROPOSED MAXIMUM   PROPOSED MAXIMUM      AMOUNT OF
       TITLE OF EACH CLASS OF                  AMOUNT TO BE      OFFERING PRICE        AGGREGATE       REGISTRATION
     SECURITIES TO BE REGISTERED               REGISTERED(1)        PER SHARE       OFFERING PRICE          FEE
----------------------------------------------------------------------------------------------------------------------

Common stock, par value $0.01 per share (2)      1,375,000         $8.68 (3)       $11,935,000            $1,512.16
----------------------------------------------------------------------------------------------------------------------

(1)  Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement also covers additional shares that may become issuable under the Plan by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(2)  Represents the number of shares of common stock, par value $0.01 per share, of NorthStar Realty Finance Corp. (the "Shares") issuable under the
     NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan (the
     "Plan"). Shares issuable under the Plan include (a) awards of restricted
     Shares under the Plan, (b) if Units (as defined in the Plan) are awarded under the Plan, the Shares issuable upon redemption of such Units, or (c)
     Shares issuable upon exercise of stock options, stock appreciation rights or certain Other Awards (as defined in Section 10 of the Plan) made under the Plan.

(3)  Computed in accordance with Rule 457(h) under the Securities Act by averaging the high and low sales prices of NorthStar Realty Finance Corp.
     common stock as reported by the New York Stock Exchange on October 27,
     2004.

                                EXPLANATORY NOTE

         This registration statement registers shares of common stock, par value
$0.01 per share (the "Common Stock"), of NorthStar Realty Finance Corp. (the
"Company") that may be issued and sold under the NorthStar Realty Finance Corp.
2004 Omnibus Stock Incentive Plan (the "Plan").

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * The documents containing the information specified in Part I of Form
S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the
Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "SEC") either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of
Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the SEC are incorporated by reference in this registration statement:

         (a) The Company's prospectus, dated October 25, 2004, filed pursuant to
Rule 424(b) under the Securities Act (the "Prospectus") and that contains (i)
the audited consolidated balance sheet of the Company as of June 30, 2004, (ii)
the audited combined financial statements of NorthStar Realty Finance Corp.
Predecessor for the fiscal year ended December 31, 2003, (iii) the audited consolidated financial statements and schedules of ALGM I Owners LLC and
Subsidiaries for the fiscal year ended December 31, 2003, and (iv) the audited financial statements and schedule of NorthStar Funding LLC for the fiscal year ended December 31, 2003.

         (b) All other reports filed by the Company pursuant to Section 13(a) or
15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange
Act") since the end of the last fiscal year covered by the Company's Prospectus;
and

         (c) The description of the Common Stock contained in the Registration
Statement on Form 8-A, dated October 25, 2004, filed with the SEC by the Company to register the Common

Stock under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference in this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this registration statement, modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. The Company's charter contains such a provision which eliminates directors' and officers'
liability to the maximum extent permitted by Maryland law.

         The charter authorizes the Company, to the maximum extent permitted by
Maryland law, to obligate the Company to indemnify any present or former director or officer or any individual who, while a director or officer of the
Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Company's bylaws obligate the Company, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any

individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

         Maryland law requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.
In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met. The charter and bylaws also permit the
Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or its predecessors.

         The Company has entered into indemnification agreements with each of its directors and executive officers which require that it indemnify such directors and officers to the maximum extent permitted by Maryland law and pay such persons' expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange

Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

 EXHIBIT                                DESCRIPTION
   NO.
   4.1       Form of certificate for common stock*

   5.1       Opinion of Venable LLP relating to the legality of the common stock being registered hereby

  23.1       Consent of Ernst & Young LLP

  23.2       Consent of Venable LLP (included in Exhibit 5.1)

  24.1       Power of Attorney of David T. Hamamoto

  24.2       Power of Attorney of W. Edward Scheetz

  24.3       Power of Attorney of William V. Adamski

  24.4       Power of Attorney of Preston Butcher

  24.5       Power of Attorney of Judith A. Hannaway

  24.6       Power of Attorney of Wesley D. Minami

  24.7       Power of Attorney of Frank V. Sica

  99.1       NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan**

*     Incorporated by reference to Exhibit 4.1 of the Company's Registration
      Statement on Form S-11 (Registration No. 333-114675), as amended. Such registration statement was originally filed with the Securities and
      Exchange Commission on April 21, 2004.

**    Incorporated by reference to Exhibit 10.6 of the Company's Registration
      Statement on Form S-11 (Registration No. 333-114675), as amended. Such registration statement was originally filed with the Securities and
      Exchange Commission on April 21, 2004.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.
              Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the

              Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration
              statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the
         Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the
Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the
Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the
Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and
Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of New York, State of New York, on October 28, 2004.

                                            NORTHSTAR REALTY FINANCE CORP.

                                            By: /s/ Mark E. Chertok
                                                --------------------------------
                                                Name:  Mark E. Chertok
                                                Title: Chief Financial Officer
                                                       and Treasurer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE                      TITLE                          DATE
      ---------                      -----                          ----

          *                Chairman of the Board of           October 28, 2004
-----------------------            Directors
W. Edward Scheetz

          *               President, Chief Executive          October 28, 2004
-----------------------      Officer and Director
David T. Hamamoto        (Principal Executive Officer)

/s/ Mark E. Chertok       Chief Financial Officer and         October 28, 2004
-----------------------            Treasurer
Mark E. Chertok            (Principal Financial and
                              Accounting Officer)

          *                        Director                   October 28, 2004
-----------------------
William V. Adamski

          *                        Director                   October 28, 2004
-----------------------
Preston Butcher

          *                        Director                   October 28, 2004
-----------------------
Judith A. Hannaway

          *                        Director                   October 28, 2004
-----------------------
Wesley D. Minami

          *                        Director                   October 28, 2004
-----------------------
Frank V. Sica

*By: Mark E. Chertok
     Attorney-in-Fact

                                  EXHIBIT INDEX

 EXHIBIT
   NO.                                DESCRIPTION
   ---                                -----------
   4.1       Form of certificate for common stock*

   5.1       Opinion of Venable LLP relating to the legality of the common stock being registered hereby

  23.1       Consent of Ernst & Young LLP

  23.2       Consent of Venable LLP (included in Exhibit 5.1)

  24.1       Power of Attorney of David T. Hamamoto

  24.2       Power of Attorney of W. Edward Scheetz

  24.3       Power of Attorney of William V. Adamski

  24.4       Power of Attorney of Preston Butcher

  24.5       Power of Attorney of Judith A. Hannaway

  24.6       Power of Attorney of Wesley D. Minami

  24.7       Power of Attorney of Frank V. Sica

  99.1       NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan**

*     Incorporated by reference to Exhibit 4.1 of the Company's Registration
      Statement on Form S-11 (Registration No. 333-114675), as amended. Such registration statement was originally filed with the Securities and
      Exchange Commission on April 21, 2004.

**    Incorporated by reference to Exhibit 10.6 of the Company's Registration
      Statement on Form S-11 (Registration No. 333-114675), as amended. Such registration statement was originally filed with the Securities and
      Exchange Commission on April 21, 2004.